Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--January 27, 2025
FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS

Quarter Highlights:

Net income	Earnings per share	PPNR[1]	Net interest margin	Efficiency ratio	Book value per common share
$216.9 million	$1.95	$319.4 million	3.48%	61.2%	$58.24
				51.1%[1], adjusted for deposit costs	$52.27[1], excluding goodwill and intangibles

CEO COMMENTARY:
“Western Alliance’s diversified, national commercial business strategy continued to drive strong momentum in the fourth quarter with healthy earnings growth, sustained operating leverage, and resilient asset quality,” said Dale Gibbons, Interim Chief Executive Officer and Chief Financial Officer. “Overall, we achieved earnings per share of $1.95 for the quarter, 46.6% higher than Q4 2023, which resulted in a return on tangible common equity[1] of 14.6%, while tangible book value per share[1] rose 11.9% year-over-year to $52.27. As expected, quarterly deposits declined $1.7 billion, driven by seasonal tax escrow deposit outflows in our Mortgage Warehouse Group, which have already reversed since year end."
“Western Alliance’s full year results are a direct reflection of the success of our credit and deposit platforms which position us for a sustained earnings trajectory into 2025, while continuing our focus on asset quality. Net charge-offs to average loans were 0.18% for the year, with a non-performing assets to total assets ratio of 0.65%. Our net revenue growth drove an increase in earnings as PPNR[1] climbed 14.1% over the prior year to $1.1 billion, with net income of $788 million and earnings per share up 8.4% to $7.09. Finally, our hearts are heavy given the ongoing Southern California wildfires. We have already taken actions and stand ready to further support our people and communities in their rebuilding efforts.”

LINKED-QUARTER BASIS	FULL YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $216.9 million and earnings per share of $1.95, up 8.6% and 8.3%, from $199.8 million and $1.80, respectively
▪Net revenue of $838.4 million, an increase of 1.9%, or $15.3 million, compared to a decrease in non-interest expenses of 3.4%, or $18.4 million
▪Pre-provision net revenue1 of $319.4 million, up $33.7 million from $285.7 million
▪Effective tax rate of 16.4%, compared to 20.7%
▪Net income of $787.7 million and earnings per share of $7.09, up 9.0% and 8.4%, from $722.4 million and $6.54, respectively
▪Net revenue of $3.2 billion, an increase of 20.7%, or $542.5 million, compared to an increase in non-interest expenses of 24.7%, or $401.6 million
▪Pre-provision net revenue1 of $1.1 billion, up $140.9 million from $996.2 million
▪Effective tax rate of 20.5%, compared to 22.6%

FINANCIAL POSITION RESULTS:
▪HFI loans of $53.7 billion, up $330 million, or 0.6%
▪Total deposits of $66.3 billion, down $1.7 billion, or 2.5%
▪HFI loan-to-deposit ratio of 80.9%, up from 78.4%
▪Stockholders' equity of $6.7 billion, up $30 million
▪Increase in HFI loans of $3.4 billion, or 6.7%
▪Increase in total deposits of $11.0 billion, or 19.9%
▪HFI loan-to-deposit ratio of 80.9%, down from 90.9%
▪Increase in stockholders' equity of $629 million

LOANS AND ASSET QUALITY:
▪Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.65%, compared to 0.45%
▪Annualized net loan charge-offs to average loans outstanding of 0.25%, compared to 0.20%
▪Nonperforming assets to total assets of 0.65%, compared to 0.40%
▪Net loan charge-offs to average loans outstanding of 0.18%, compared to 0.06%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.48%, decreased from 3.61%
▪Return on average assets and on tangible common equity1 of 1.04% and 14.6%, compared to 0.96% and 13.8%, respectively
▪Tangible common equity ratio1 of 7.2%, flat from prior quarter
▪CET 1 ratio of 11.3%, compared to 11.2%
▪Tangible book value per share1, net of tax, of $52.27, an increase of 0.6% from $51.98
▪Adjusted efficiency ratio1 of 51.1%, compared to 52.7%
▪Net interest margin of 3.58%, decreased from 3.63%
▪Return on average assets and on tangible common equity1 of 0.99% and 14.0%, compared to 1.03% and 14.9%, respectively
▪Tangible common equity ratio1 of 7.2%, decreased from 7.3%
▪CET 1 ratio of 11.3%, compared to 10.8%
▪Tangible book value per share1, net of tax, of $52.27, an increase of 11.9% from $46.72
▪Adjusted efficiency ratio1 of 53.1%, compared to 53.5%
1     See reconciliation of Non-GAAP Financial Measures starting on page 16.

Income Statement
Net interest income totaled $666.5 million in the fourth quarter 2024, a decrease of $30.4 million, or 4.4%, from $696.9 million in the third quarter 2024, and an increase of $74.8 million, or 12.6%, compared to the fourth quarter 2023. The decrease in net interest income from the third quarter 2024 is due to decreased yields on interest earning assets, partially offset by a decrease in rates on interest-bearing liabilities. The increase in net interest income from the fourth quarter 2023 was driven by an increase in average interest earning asset balances and a decrease in average short-term borrowings, partially offset by an increase in interest expense from higher deposit balances.
The Company recorded a provision for credit losses of $60.0 million in the fourth quarter 2024, an increase of $26.4 million from $33.6 million in the third quarter 2024, and an increase of $50.7 million from $9.3 million in the fourth quarter 2023. The provision for credit losses during the fourth quarter 2024 is primarily reflective of net charge-offs of $34.1 million and an incremental qualitative adjustment on the CRE portfolio.
The Company’s net interest margin in the fourth quarter 2024 was 3.48%, a decrease from 3.61% in the third quarter 2024, and a decrease from 3.65% in the fourth quarter 2023. The decrease in net interest margin from the third quarter 2024 was driven by lower yields on interest earning assets, partially offset by lower rates on interest-bearing liabilities due to reductions in the federal funds target rate. The decrease in net interest margin from the fourth quarter 2023 was driven primarily by the lower rate environment, resulting in lower yields on interest earning assets.
Non-interest income was $171.9 million for the fourth quarter 2024, compared to $126.2 million for the third quarter 2024, and $90.5 million for the fourth quarter 2023. The $45.7 million increase in non-interest income from the third quarter 2024 was primarily due to increases in net gain on loan origination and sale activities of $21.6 million, net loan servicing revenue of $12.4 million, and other non-interest income of $9.0 million. The $81.4 million increase in non-interest income from the fourth quarter 2023 was primarily driven by increases in net gain on loan origination and sale activities and net loan servicing revenue, as well as, net gain on sales of investment securities and income from bank owned life insurance.

Net revenue totaled $838.4 million for the fourth quarter 2024, an increase of $15.3 million or 1.9%, compared to $823.1 million for the third quarter 2024, and an increase of $156.2 million or 22.9%, compared to $682.2 million for the fourth quarter 2023.
Non-interest expense was $519.0 million for the fourth quarter 2024, compared to $537.4 million for the third quarter 2024, and $461.9 million for the fourth quarter 2023. The Company’s efficiency ratio, adjusted for deposit costs1, was 51.1% for the fourth quarter 2024, compared to 52.7% in the third quarter 2024, and 59.1% for the fourth quarter 2023. The $18.4 million decrease in non-interest expense from the third quarter 2024 is due primarily to a decrease of $33.5 million in deposit costs driven by lower ECR rates, partially offset by an increase in salaries and employee benefits of $7.6 million. The $57.1 million increase in non-interest expense from the fourth quarter 2023 is primarily attributable to an increase in deposit costs of $43.5 million, a non-recurring gain on debt extinguishment of $39.3 million in the fourth quarter of 2023, and increased salaries and employee benefits of $30.8 million. These increases were partially offset by decreased insurance costs of $71.9 million largely related to the FDIC special assessment.
Income tax expense was $42.5 million for the fourth quarter 2024, compared to $52.3 million for the third quarter 2024, and $63.1 million for the fourth quarter 2023. The decrease in income tax expense from the third quarter 2024 is primarily related to increased investment tax credit benefits and tax exempt income. The decrease in income tax expense from the fourth quarter 2023 is primarily related to increased investment tax credit benefits.
Net income was $216.9 million for the fourth quarter 2024, an increase of $17.1 million from $199.8 million for the third quarter 2024, and an increase of $69.0 million from $147.9 million for the fourth quarter 2023. Earnings per share totaled $1.95 for the fourth quarter 2024, compared to $1.80 for the third quarter 2024, and $1.33 for the fourth quarter 2023.
The Company views its pre-provision net revenue1 ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net revenue less non-interest expense. For the fourth quarter 2024, the Company’s PPNR1 was $319.4 million, up $33.7 million from $285.7 million in the third quarter 2024, and up $99.1 million from $220.3 million in the fourth quarter 2023.
The Company had 3,524 full-time equivalent employees and 56 offices at December 31, 2024, compared to 3,426 full-time equivalent employees and 56 offices at September 30, 2024, and 3,260 full-time equivalent employees and 57 offices at December 31, 2023.

1    See reconciliation of Non-GAAP Financial Measures starting on page 16.

Balance Sheet
HFI loans, net of deferred fees, totaled $53.7 billion at December 31, 2024, compared to $53.3 billion at September 30, 2024, and $50.3 billion at December 31, 2023. The increase in HFI loans of $330 million from the prior quarter was primarily driven by an increase of $577 million in commercial and industrial loans, partially offset by a decrease of $248 million in construction and land development loans. The increase in HFI loans of $3.4 billion from December 31, 2023 was primarily driven by increases of $4.0 billion and $218 million in commercial and industrial and commercial real estate non-owner occupied loans, respectively, partially offset by decreases of $452 million and $410 million in residential real estate and construction and land development loans, respectively. HFS loans totaled $2.3 billion at December 31, 2024 and September 30, 2024, compared to $1.4 billion at December 31, 2023.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. The allowance for loan losses to funded HFI loans ratio was 0.70%, 0.67%, and 0.67% at December 31, 2024, September 30, 2024, and December 31, 2023, respectively. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans ratio was 0.77% at December 31, 2024, 0.74% at September 30, 2024, and 0.73% at December 31, 2023. The Company is a party to credit linked note transactions which effectively transfer a portion of the risk of losses on reference pools of loans to the purchasers of the notes. The Company is protected from first credit losses on reference pools of loans totaling $8.6 billion, $8.8 billion, and $9.1 billion as of December 31, 2024, September 30, 2024, and December 31, 2023, respectively, under these transactions. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios include an allowance related to these pools of loans of $11.4 million as of December 31, 2024, $11.8 million as of September 30, 2024, and $14.7 million as of December 31, 2023. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 0.92% at December 31, 2024, 0.88% at September 30, 2024, and 0.89% at December 31, 2023.
Deposits totaled $66.3 billion at December 31, 2024, a decrease of $1.7 billion from $68.0 billion at September 30, 2024, and an increase of $11.0 billion from $55.3 billion at December 31, 2023. By deposit type, the decrease from the prior quarter is attributable to a decrease of $6.1 billion from non-interest bearing deposits due to seasonality in mortgage warehouse deposits, partially offset by increases of $2.0 billion from interest-bearing demand deposits, $1.6 billion from savings and money market deposits, and $755 million from certificates of deposits. From December 31, 2023, savings and money market deposits increased $6.4 billion, non-interest bearing deposits increased $4.3 billion, and certificates of deposit increased $303 million. Non-interest bearing deposits were $18.8 billion at December 31, 2024, compared to $25.0 billion at September 30, 2024, and $14.5 billion at December 31, 2023.
The table below shows the Company's deposit types as a percentage of total deposits:

	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023
Non-interest bearing	28.4%	36.7%	26.2%
Interest-bearing demand	23.9	20.3	28.8
Savings and money market	32.0	28.8	26.7
Certificates of deposit	15.7	14.2	18.3
The Company’s ratio of HFI loans to deposits was 80.9% at December 31, 2024, compared to 78.4% at September 30, 2024, and 90.9% at December 31, 2023.
Borrowings were $5.6 billion at December 31, 2024, $3.0 billion at September 30, 2024, and $7.2 billion at December 31, 2023. Borrowings increased $2.6 billion from September 30, 2024 primarily due to an increase of $1.6 billion in short-term borrowings and a $993 million increase in long-term borrowings. The decrease in borrowings from December 31, 2023 is primarily due to a decrease in short-term borrowings of $3.6 billion and payoff of the AmeriHome senior notes as part of the Company's balance sheet repositioning, partially offset by an increase in long term borrowings of $2.0 billion.
Stockholders’ equity was $6.7 billion at December 31, 2024 and September 30, 2024, compared to $6.1 billion at December 31, 2023. Stockholders’ equity from the prior quarter was relatively flat as net income of $213.7 million was offset by net unrealized fair value losses of $152 million on the Company's available-for-sale securities, which are recorded in other comprehensive loss, net of tax, and dividends to shareholders. Cash dividends of $41.8 million ($0.38 per common share) and $3.2 million ($0.27 per depository share) were paid to stockholders during the fourth quarter 2024. The increase in stockholders' equity from December 31, 2023 is primarily a function of net income, partially offset by dividends to stockholders and net unrealized fair value losses on available-for-sale securities.
The Company's common equity tier 1 capital ratio was 11.3% at December 31, 2024, compared to 11.2% and 10.8% at September 30, 2024 and December 31, 2023, respectively. At December 31, 2024, tangible common equity, net of tax1, was 7.2% of tangible assets1 and total capital was 14.1% of risk-weighted assets. The Company’s tangible book value per share1 was $52.27 at December 31, 2024, an increase of 0.6% from $51.98 at September 30, 2024, and an increase of 11.9% from $46.72 at December 31, 2023. The increase in tangible book value per share from September 30, 2024 and December 31, 2023 is primarily attributable to net income.
Total assets increased $854 million, or 1.1%, to $80.9 billion at December 31, 2024 from $80.1 billion at September 30, 2024, and increased 14.2% from $70.9 billion at December 31, 2023. The increase in total assets from September 30, 2024 was primarily driven by increases in cash and due from banks and HFI loans, partially offset by a decrease in investment securities. The increase in total assets from December 31, 2023 was primarily driven by increases in HFI loans, cash and due from banks, and investment securities.

1     See reconciliation of Non-GAAP Financial Measures starting on page 16.

Asset Quality
Provision for credit losses totaled $60.0 million for the fourth quarter 2024, compared to $33.6 million for the third quarter 2024, and $9.3 million for the fourth quarter 2023. Net loan charge-offs in the fourth quarter 2024 totaled $34.1 million, or 0.25% of average loans (annualized), compared to $26.6 million, or 0.20%, in the third quarter 2024, and $8.5 million, or 0.07%, in the fourth quarter 2023.
Nonaccrual loans increased $127 million to $476 million during the quarter and increased $203 million from December 31, 2023. Loans past due 90 days and still accruing interest totaled zero at December 31, 2024, $4 million at September 30, 2024, and $42 million at December 31, 2023 (excluding government guaranteed loans of $326 million, $313 million, and $399 million, respectively). Loans past due 30-89 days and still accruing interest totaled $92 million at December 31, 2024, a decrease from $110 million at September 30, 2024, and from $164 million at December 31, 2023 (excluding government guaranteed loans of $183 million, $203 million, and $279 million, respectively).
Repossessed assets totaled $52 million at December 31, 2024, compared to $8 million at September 30, 2024 and December 31, 2023. Classified assets totaled $1.0 billion at December 31, 2024, an increase of $171 million from $838 million at September 30, 2024, and an increase of $336 million from $673 million at December 31, 2023.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses2, a common regulatory measure of asset quality, was 14.2% at December 31, 2024, compared to 12.2% at September 30, 2024, and 10.5% at December 31, 2023.

2     The allowance for credit losses used in this ratio is calculated in accordance with regulatory capital rules.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its fourth quarter 2024 financial results at 12:00 p.m. ET on Tuesday, January 28, 2025. Participants may access the call by dialing 1-833-470-1428 and using access code 383154 or via live audio webcast using the website link https://events.q4inc.com/attendee/798283184. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET January 28th through 1:00 p.m. ET February 27th by dialing 1-866-813-9403, using access code 574248.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally such as the bank failures in 2023 and any related impact on depositor behavior; risks related to the sufficiency of liquidity; the potential adverse effects of unusual and infrequently occurring events and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the wars in Ukraine and the Middle East; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $80 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, clients benefit from a full spectrum of tailored commercial banking solutions and consumer products, all delivered with outstanding service by industry experts who put customers first. Major accolades include being ranked as a top U.S. bank in 2024 by American Banker and Bank Director and receiving #1 rankings on Extel’s (previously Institutional Investor’s) All-America Executive Team Midcap 2024 for Best CEO, Best CFO and Best Company Board of Directors. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit westernalliancebank.com.
Contacts
Investors: Miles Pondelik, 602-346-7462
Email: MPondelik@westernalliancebank.com
Media: Stephanie Whitlow, 480-998-6547
Email: SWhitlow@westernalliancebank.com

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of December 31,
				2024	2023	Change %
				(in millions)
Total assets				$80,934	$70,862	14.2%
Loans held for sale				2,286	1,402	63.1
HFI loans, net of deferred fees				53,676	50,297	6.7
Investment securities				15,095	12,712	18.7
Total deposits				66,341	55,333	19.9
Borrowings				5,573	7,230	(22.9)
Qualifying debt				899	895	0.4
Stockholders' equity				6,707	6,078	10.3
Tangible common equity, net of tax (1)				5,755	5,116	12.5
Common equity Tier 1 capital				6,311	5,659	11.5

Selected Income Statement Data:
	For the Three Months Ended December 31,			For the Year Ended December 31,
	2024	2023	Change %	2024	2023	Change %
	(in millions, except per share data)			(in millions, except per share data)
Interest income	$1,138.6	$1,039.0	9.6%	$4,541.1	$4,035.3	12.5%
Interest expense	472.1	447.3	5.5	1,922.2	1,696.4	13.3
Net interest income	666.5	591.7	12.6	2,618.9	2,338.9	12.0
Provision for credit losses	60.0	9.3	NM	145.9	62.6	NM
Net interest income after provision for credit losses	606.5	582.4	4.1	2,473.0	2,276.3	8.6
Non-interest income	171.9	90.5	89.9	543.2	280.7	93.5
Non-interest expense	519.0	461.9	12.4	2,025.0	1,623.4	24.7
Income before income taxes	259.4	211.0	22.9	991.2	933.6	6.2
Income tax expense	42.5	63.1	(32.6)	203.5	211.2	(3.6)
Net income	216.9	147.9	46.7	787.7	722.4	9.0
Dividends on preferred stock	3.2	3.2	—	12.8	12.8	—
Net income available to common stockholders	$213.7	$144.7	47.7	$774.9	$709.6	9.2
Diluted earnings per common share	$1.95	$1.33	46.6	$7.09	$6.54	8.4

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended December 31,			For the Year Ended December 31,
	2024	2023	Change %	2024	2023	Change %
Diluted earnings per common share	$1.95	$1.33	46.6%	$7.09	$6.54	8.4%
Book value per common share	58.24	52.81	10.3
Tangible book value per common share, net of tax (1)	52.27	46.72	11.9
Average common shares outstanding (in millions):
Basic	108.7	108.4	0.3	108.6	108.3	0.3
Diluted	109.6	108.7	0.8	109.3	108.5	0.7
Common shares outstanding	110.1	109.5	0.5

Selected Performance Ratios:
Return on average assets (2)	1.04%	0.84%	23.8%	0.99%	1.03%	(3.9)%
Return on average tangible common equity (1, 2)	14.6	11.9	22.7	14.0	14.9	(6.0)
Net interest margin (2)	3.48	3.65	(4.7)	3.58	3.63	(1.4)
Efficiency ratio, adjusted for deposit costs (1)	51.1	59.1	(13.5)	53.1	53.5	(0.7)
HFI loan to deposit ratio	80.9	90.9	(11.0)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.25%	0.07%	NM	0.18%	0.06%	NM
Nonaccrual loans to funded HFI loans	0.89	0.54	64.8
Nonaccrual loans and repossessed assets to total assets	0.65	0.40	62.5
Allowance for loan losses to funded HFI loans	0.70	0.67	4.5
Allowance for loan losses to nonaccrual HFI loans	79	123	(35.8)

Capital Ratios:
	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023
Tangible common equity (1)	7.2%	7.2%	7.3%
Common Equity Tier 1 (3)	11.3	11.2	10.8
Tier 1 Leverage ratio (3)	8.1	7.8	8.6
Tier 1 Capital (3)	11.9	11.9	11.5
Total Capital (3)	14.1	14.1	13.7

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for December 31, 2024 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(dollars in millions, except per share data)
Interest income:
Loans	$915.2	$859.0	$3,629.1	$3,409.7
Investment securities	179.4	136.2	711.0	467.5
Other	44.0	43.8	201.0	158.1
Total interest income	1,138.6	1,039.0	4,541.1	4,035.3
Interest expense:
Deposits	387.2	343.7	1,600.2	1,142.6
Qualifying debt	9.4	9.6	38.0	37.9
Borrowings	75.5	94.0	284.0	515.9
Total interest expense	472.1	447.3	1,922.2	1,696.4
Net interest income	666.5	591.7	2,618.9	2,338.9
Provision for credit losses	60.0	9.3	145.9	62.6
Net interest income after provision for credit losses	606.5	582.4	2,473.0	2,276.3
Non-interest income:
Service charges and loan fees	31.7	28.7	96.0	101.0
Net gain on loan origination and sale activities	67.9	47.8	206.3	193.5
Net loan servicing revenue	24.7	9.1	121.5	102.3
Income from bank owned life insurance	12.1	1.0	27.8	4.5
Income from equity investments	11.1	13.1	38.2	15.7
Gain (loss) on sales of investment securities	7.2	(14.8)	17.4	(40.8)
Fair value gain (loss) adjustments, net	2.4	1.3	7.5	(116.0)
Other	14.8	4.3	28.5	20.5
Total non-interest income	171.9	90.5	543.2	280.7
Non-interest expenses:
Salaries and employee benefits	165.4	134.6	631.1	566.3
Deposit costs	174.5	131.0	693.2	436.7
Data processing	39.3	33.1	149.7	122.0
Insurance	36.7	108.6	164.8	190.4
Legal, professional, and directors' fees	28.7	29.4	109.4	107.2
Occupancy	19.6	16.9	73.1	65.6
Loan servicing expenses	17.8	14.7	68.1	58.8
Business development and marketing	11.1	6.7	32.7	21.8
Loan acquisition and origination expenses	5.7	4.8	21.5	20.4
Gain on extinguishment of debt	—	(39.3)	—	(52.7)
Other	20.2	21.4	81.4	86.9
Total non-interest expense	519.0	461.9	2,025.0	1,623.4
Income before income taxes	259.4	211.0	991.2	933.6
Income tax expense	42.5	63.1	203.5	211.2
Net income	216.9	147.9	787.7	722.4
Dividends on preferred stock	3.2	3.2	12.8	12.8
Net income available to common stockholders	$213.7	$144.7	$774.9	$709.6

Earnings per common share:
Diluted shares	109.6	108.7	109.3	108.5
Diluted earnings per share	$1.95	$1.33	$7.09	$6.54

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
	(in millions, except per share data)
Interest income:
Loans	$915.2	$945.3	$896.7	$871.9	$859.0
Investment securities	179.4	197.1	190.5	144.0	136.2
Other	44.0	57.6	60.3	39.1	43.8
Total interest income	1,138.6	1,200.0	1,147.5	1,055.0	1,039.0
Interest expense:
Deposits	387.2	422.1	410.3	380.6	343.7
Qualifying debt	9.4	9.5	9.6	9.5	9.6
Borrowings	75.5	71.5	71.0	66.0	94.0
Total interest expense	472.1	503.1	490.9	456.1	447.3
Net interest income	666.5	696.9	656.6	598.9	591.7
Provision for credit losses	60.0	33.6	37.1	15.2	9.3
Net interest income after provision for credit losses	606.5	663.3	619.5	583.7	582.4
Non-interest income:
Service charges and loan fees	31.7	30.1	17.8	16.4	28.7
Net gain on loan origination and sale activities	67.9	46.3	46.8	45.3	47.8
Net loan servicing revenue	24.7	12.3	38.1	46.4	9.1
Income from bank owned life insurance	12.1	13.0	1.7	1.0	1.0
Income from equity investments	11.1	5.8	4.2	17.1	13.1
Gain (loss) on sales of investment securities	7.2	8.8	2.3	(0.9)	(14.8)
Fair value gain (loss) adjustments, net	2.4	4.1	0.7	0.3	1.3
Other	14.8	5.8	3.6	4.3	4.3
Total non-interest income	171.9	126.2	115.2	129.9	90.5
Non-interest expenses:
Salaries and employee benefits	165.4	157.8	153.0	154.9	134.6
Deposit costs	174.5	208.0	173.7	137.0	131.0
Data processing	39.3	38.7	35.7	36.0	33.1
Insurance	36.7	35.4	33.8	58.9	108.6
Legal, professional, and directors' fees	28.7	24.8	25.8	30.1	29.4
Occupancy	19.6	17.6	18.4	17.5	16.9
Loan servicing expenses	17.8	18.7	16.6	15.0	14.7
Business development and marketing	11.1	9.7	6.4	5.5	6.7
Loan acquisition and origination expenses	5.7	5.9	5.1	4.8	4.8
Gain on extinguishment of debt	—	—	—	—	(39.3)
Other	20.2	20.8	18.3	22.1	21.4
Total non-interest expense	519.0	537.4	486.8	481.8	461.9
Income before income taxes	259.4	252.1	247.9	231.8	211.0
Income tax expense	42.5	52.3	54.3	54.4	63.1
Net income	216.9	199.8	193.6	177.4	147.9
Dividends on preferred stock	3.2	3.2	3.2	3.2	3.2
Net income available to common stockholders	$213.7	$196.6	$190.4	$174.2	$144.7

Earnings per common share:
Diluted shares	109.6	109.5	109.1	109.0	108.7
Diluted earnings per share	$1.95	$1.80	$1.75	$1.60	$1.33

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
	(in millions)
Assets:
Cash and due from banks	$4,096	$2,592	$4,077	$3,550	$1,576
Investment securities	15,095	16,382	17,268	16,092	12,712
Loans held for sale	2,286	2,327	2,007	1,841	1,402
Loans held for investment:
Commercial and industrial	23,128	22,551	21,690	19,749	19,103
Commercial real estate - non-owner occupied	9,868	9,801	9,647	9,637	9,650
Commercial real estate - owner occupied	1,825	1,817	1,886	1,859	1,810
Construction and land development	4,479	4,727	4,712	4,781	4,889
Residential real estate	14,326	14,395	14,445	14,624	14,778
Consumer	50	55	50	50	67
Loans HFI, net of deferred fees	53,676	53,346	52,430	50,700	50,297
Allowance for loan losses	(374)	(357)	(352)	(340)	(337)
Loans HFI, net of deferred fees and allowance	53,302	52,989	52,078	50,360	49,960
Mortgage servicing rights	1,127	1,011	1,145	1,178	1,124
Premises and equipment, net	361	354	351	344	339
Operating lease right-of-use asset	128	127	133	139	145
Other assets acquired through foreclosure, net	52	8	8	8	8
Bank owned life insurance	1,011	1,000	187	187	186
Goodwill and other intangibles, net	659	661	664	666	669
Other assets	2,817	2,629	2,663	2,624	2,741
Total assets	$80,934	$80,080	$80,581	$76,989	$70,862
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing deposits	$18,846	$24,965	$21,522	$18,399	$14,520
Interest bearing:
Demand	15,878	13,846	17,267	16,965	15,916
Savings and money market	21,208	19,575	17,087	16,194	14,791
Certificates of deposit	10,409	9,654	10,368	10,670	10,106
Total deposits	66,341	68,040	66,244	62,228	55,333
Borrowings	5,573	2,995	5,587	6,221	7,230
Qualifying debt	899	898	897	896	895
Operating lease liability	159	159	165	172	179
Accrued interest payable and other liabilities	1,255	1,311	1,354	1,300	1,147
Total liabilities	74,227	73,403	74,247	70,817	64,784
Stockholders' Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	2,120	2,110	2,099	2,087	2,081
Retained earnings	4,826	4,654	4,498	4,348	4,215
Accumulated other comprehensive loss	(534)	(382)	(558)	(558)	(513)
Total stockholders' equity	6,707	6,677	6,334	6,172	6,078
Total liabilities and stockholders' equity	$80,934	$80,080	$80,581	$76,989	$70,862

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
	(in millions)
Allowance for loan losses
Balance, beginning of period	$356.6	$351.8	$340.3	$336.7	$327.4
Provision for credit losses (1)	51.3	31.4	34.3	13.4	17.8
Recoveries of loans previously charged-off:
Commercial and industrial	0.1	0.5	0.1	0.4	0.7
Commercial real estate - non-owner occupied	—	0.7	—	—	—
Commercial real estate - owner occupied	0.2	—	—	—	0.1
Construction and land development	—	—	—	—	—
Residential real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total recoveries	0.3	1.2	0.1	0.4	0.8
Loans charged-off:
Commercial and industrial	24.8	4.3	5.3	2.3	9.3
Commercial real estate - non-owner occupied	9.6	21.7	17.6	7.9	—
Commercial real estate - owner occupied	—	0.3	—	—	—
Construction and land development	—	1.5	—	—	—
Residential real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total loans charged-off	34.4	27.8	22.9	10.2	9.3
Net loan charge-offs	34.1	26.6	22.8	9.8	8.5
Balance, end of period	$373.8	$356.6	$351.8	$340.3	$336.7

Allowance for unfunded loan commitments
Balance, beginning of period	$37.6	$35.9	$33.1	$31.6	$37.9
Provision for (recovery of) credit losses (1)	1.9	1.7	2.8	1.5	(6.3)
Balance, end of period (2)	$39.5	$37.6	$35.9	$33.1	$31.6

Components of the allowance for credit losses on loans
Allowance for loan losses	$373.8	$356.6	$351.8	$340.3	$336.7
Allowance for unfunded loan commitments	39.5	37.6	35.9	33.1	31.6
Total allowance for credit losses on loans	$413.3	$394.2	$387.7	$373.4	$368.3

Net charge-offs to average loans - annualized	0.25%	0.20%	0.18%	0.08%	0.07%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.70%	0.67%	0.67%	0.67%	0.67%
Allowance for credit losses to funded HFI loans (3)	0.77	0.74	0.74	0.74	0.73
Allowance for loan losses to nonaccrual HFI loans	79	102	88	85	123
Allowance for credit losses to nonaccrual HFI loans	87	113	97	94	135
(1)    The above tables reflect the provision for credit losses on funded and unfunded loans. There was no provision on AFS investment securities and a $6.8 million provision for credit losses on HTM investment securities for the three months ended December 31, 2024. The allowance for credit losses on AFS and HTM investment securities totaled $0.4 million and $16.4 million, respectively, as of December 31, 2024.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $11.4 million as of December 31, 2024 related to a pool of loans covered under three separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
	(in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans	$476	$349	$401	$399	$273
Nonaccrual loans to funded HFI loans	0.89%	0.65%	0.76%	0.79%	0.54%
Repossessed assets	$52	$8	$8	$8	$8
Nonaccrual loans and repossessed assets to total assets	0.65%	0.45%	0.51%	0.53%	0.40%

Loans Past Due
Loans past due 90 days, still accruing (1)	$—	$4	$—	$6	$42
Loans past due 90 days, still accruing to funded HFI loans	—%	0.01%	—%	0.01%	0.08%
Loans past due 30 to 89 days, still accruing (2)	$92	$110	$83	$117	$164
Loans past due 30 to 89 days, still accruing to funded HFI loans	0.17%	0.21%	0.16%	0.23%	0.33%

Other credit quality metrics
Special mention loans	$392	$502	$532	$394	$641
Special mention loans to funded HFI loans	0.73%	0.94%	1.01%	0.78%	1.27%

Classified loans on accrual	$480	$479	$328	$361	$379
Classified loans on accrual to funded HFI loans	0.89%	0.90%	0.63%	0.71%	0.75%
Classified assets	$1,009	$838	$748	$781	$673
Classified assets to total assets	1.25%	1.05%	0.93%	1.01%	0.95%
(1)    Excludes government guaranteed residential mortgage loans of $326 million, $313 million, $330 million, $349 million, and $399 million as of each respective date in the table above.
(2)    Excludes government guaranteed residential mortgage loans of $183 million, $203 million, $221 million, $224 million, and $279 million as of each respective date in the table above.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2024			September 30, 2024
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans HFS	$4,542	$67.3	5.90%	$4,288	$66.9	6.21%
Loans held for investment:
Commercial and industrial	22,708	382.8	6.76	21,982	392.0	7.15
CRE - non-owner occupied	9,883	184.1	7.42	9,689	190.4	7.82
CRE - owner occupied	1,826	27.7	6.14	1,833	28.2	6.23
Construction and land development	4,571	100.1	8.72	4,757	110.7	9.26
Residential real estate	14,424	152.3	4.20	14,441	156.1	4.30
Consumer	52	0.9	6.57	53	1.0	7.28
Total HFI loans (1), (2), (3)	53,464	847.9	6.34	52,755	878.4	6.65
Investment securities:
Taxable	13,550	155.0	4.55	14,321	173.4	4.82
Tax-exempt	2,269	24.4	5.36	2,225	23.7	5.33
Total investment securities (1)	15,819	179.4	4.67	16,546	197.1	4.89
Cash and other	3,481	44.0	5.03	4,206	57.6	5.44
Total interest earning assets	77,306	1,138.6	5.91	77,795	1,200.0	6.19
Non-interest earning assets
Cash and due from banks	316			278
Allowance for credit losses	(364)			(366)
Bank owned life insurance	1,003			973
Other assets	4,427			4,409
Total assets	$82,688			$83,089
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing demand accounts	$14,555	$101.3	2.77%	$16,456	$126.2	3.05%
Savings and money market	19,895	167.8	3.36	18,092	166.3	3.66
Certificates of deposit	9,654	118.1	4.87	10,134	129.6	5.09
Total interest-bearing deposits	44,104	387.2	3.49	44,682	422.1	3.76
Short-term borrowings	3,480	45.8	5.24	4,214	57.8	5.46
Long-term debt	1,861	29.7	6.34	569	13.7	9.57
Qualifying debt	898	9.4	4.19	897	9.5	4.23
Total interest-bearing liabilities	50,343	472.1	3.73	50,362	503.1	3.97
Interest cost of funding earning assets			2.43			2.58
Non-interest-bearing liabilities
Non-interest-bearing deposits	24,200			24,638
Other liabilities	1,380			1,457
Stockholders’ equity	6,765			6,632
Total liabilities and stockholders' equity	$82,688			$83,089
Net interest income and margin (4)		$666.5	3.48%		$696.9	3.61%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $10.0 million for each of the three months ended December 31, 2024 and September 30, 2024.
(2)    Included in the yield computation are net loan fees of $22.1 million and $21.7 million for the three months ended December 31, 2024 and September 30, 2024, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2024			December 31, 2023
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans held for sale	$4,542	$67.3	5.90%	$1,830	$29.6	6.42%
Loans HFI:
Commercial and industrial	22,708	382.8	6.76	18,530	343.2	7.40
CRE - non-owner occupied	9,883	184.1	7.42	9,715	188.7	7.71
CRE - owner occupied	1,826	27.7	6.14	1,786	26.0	5.88
Construction and land development	4,571	100.1	8.72	4,789	112.6	9.33
Residential real estate	14,424	152.3	4.20	14,758	157.6	4.24
Consumer	52	0.9	6.57	71	1.3	7.52
Total loans HFI (1), (2), (3)	53,464	847.9	6.34	49,649	829.4	6.65
Investment securities:
Taxable	13,550	155.0	4.55	9,168	113.5	4.91
Tax-exempt	2,269	24.4	5.36	2,106	22.7	5.35
Total investment securities (1)	15,819	179.4	4.67	11,274	136.2	4.99
Cash and other	3,481	44.0	5.03	2,572	43.8	6.75
Total interest earning assets	77,306	1,138.6	5.91	65,325	1,039.0	6.37
Non-interest earning assets
Cash and due from banks	316			287
Allowance for credit losses	(364)			(340)
Bank owned life insurance	1,003			185
Other assets	4,427			4,525
Total assets	$82,688			$69,982
Interest bearing liabilities
Interest bearing deposits:
Interest bearing demand accounts	$14,555	$101.3	2.77%	$14,268	$104.6	2.91%
Savings and money market accounts	19,895	167.8	3.36	14,595	119.1	3.24
Certificates of deposit	9,654	118.1	4.87	9,453	120.0	5.03
Total interest bearing deposits	44,104	387.2	3.49	38,316	343.7	3.56
Short-term borrowings	3,480	45.8	5.24	5,492	79.4	5.74
Long-term debt	1,861	29.7	6.34	594	14.6	9.73
Qualifying debt	898	9.4	4.19	891	9.6	4.26
Total interest bearing liabilities	50,343	472.1	3.73	45,293	447.3	3.92
Interest cost of funding earning assets			2.43			2.72
Non-interest bearing liabilities
Non-interest bearing deposits	24,200			17,579
Other liabilities	1,380			1,330
Stockholders’ equity	6,765			5,780
Total liabilities and stockholders' equity	$82,688			$69,982
Net interest income and margin (4)		$666.5	3.48%		$591.7	3.65%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $10.0 million and $9.1 million for the three months ended December 31, 2024 and 2023, respectively.
(2)    Included in the yield computation are net loan fees of $22.1 million and $30.8 million for the three months ended December 31, 2024 and 2023, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Year Ended
	December 31, 2024			December 31, 2023
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans HFS	$3,531	$216.4	6.13%	$3,347	$213.4	6.38%
Loans HFI:
Commercial and industrial	20,845	1,490.6	7.21	17,886	1,337.9	7.54
CRE - non-owner occupied	9,681	744.7	7.70	9,736	734.8	7.56
CRE - owner occupied	1,833	111.2	6.17	1,800	102.3	5.79
Construction and land development	4,747	440.1	9.28	4,498	419.7	9.33
Residential real estate	14,529	622.3	4.28	15,126	596.4	3.94
Consumer	54	3.8	7.00	72	5.2	7.23
Total loans HFI (1), (2), (3)	51,689	3,412.7	6.63	49,118	3,196.3	6.53
Investment securities:
Taxable	13,159	616.0	4.68	8,002	381.3	4.76
Tax-exempt	2,230	95.0	5.34	2,097	86.2	5.15
Total investment securities (1)	15,389	711.0	4.78	10,099	467.5	4.84
Cash and other	3,656	201.0	5.50	2,848	158.1	5.55
Total interest earning assets	74,265	4,541.1	6.17	65,412	4,035.3	6.22
Non-interest earning assets
Cash and due from banks	293			273
Allowance for credit losses	(357)			(326)
Bank owned life insurance	589			183
Other assets	4,483			4,581
Total assets	$79,273			$70,123
Interest bearing liabilities
Interest bearing deposits:
Interest bearing demand accounts	$16,155	$480.7	2.98%	$12,422	$352.0	2.83%
Savings and money market accounts	17,462	610.2	3.49	14,903	428.1	2.87
Certificates of deposit	10,085	509.3	5.05	7,945	362.5	4.56
Total interest bearing deposits	43,702	1,600.2	3.66	35,270	1,142.6	3.24
Short-term borrowings	3,893	216.3	5.56	7,800	434.6	5.57
Long-term debt	830	67.7	8.16	862	81.3	9.43
Qualifying debt	896	38.0	4.25	892	37.9	4.25
Total interest bearing liabilities	49,321	1,922.2	3.90	44,824	1,696.4	3.78
Interest cost of funding earning assets			2.59			2.59
Non-interest bearing liabilities
Non-interest bearing deposits	22,017			18,293
Other liabilities	1,455			1,287
Stockholders’ equity	6,480			5,719
Total liabilities and stockholders' equity	$79,273			$70,123
Net interest income and margin (4)		$2,618.9	3.58%		$2,338.9	3.63%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $39.5 million and $35.5 million for the year ended December 31, 2024 and 2023, respectively.
(2)    Included in the yield computation are net loan fees of $109.0 million and $131.2 million for the year ended December 31, 2024 and 2023, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
	(in millions)
Net interest income	$666.5	$696.9	$656.6	$598.9	$591.7
Total non-interest income	171.9	126.2	115.2	129.9	90.5
Net revenue	$838.4	$823.1	$771.8	$728.8	$682.2
Total non-interest expense	519.0	537.4	486.8	481.8	461.9
Pre-provision net revenue (1)	$319.4	$285.7	$285.0	$247.0	$220.3
Adjusted for:
Provision for credit losses	60.0	33.6	37.1	15.2	9.3
Income tax expense	42.5	52.3	54.3	54.4	63.1
Net income	$216.9	$199.8	$193.6	$177.4	$147.9

Efficiency Ratio (Tax Equivalent Basis) by Quarter:
	Three Months Ended
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
	(dollars in millions)
Total non-interest expense	$519.0	$537.4	$486.8	$481.8	$461.9
Less: Deposit costs	174.5	208.0	173.7	137.0	131.0
Total non-interest expense, excluding deposit costs	344.5	329.4	313.1	344.8	330.9
Divided by:
Total net interest income	666.5	696.9	656.6	598.9	591.7
Plus:
Tax equivalent interest adjustment	10.0	10.0	9.9	9.6	9.1
Total non-interest income	171.9	126.2	115.2	129.9	90.5
Less: Deposit costs	174.5	208.0	173.7	137.0	131.0
	$673.9	$625.1	$608.0	$601.4	$560.3
Efficiency ratio (2)	61.2%	64.5%	62.3%	65.2%	66.8%
Efficiency ratio, adjusted for deposit costs (2)	51.1%	52.7%	51.5%	57.3%	59.1%

Tangible Common Equity:
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
	(dollars and shares in millions, except per share data)
Total stockholders' equity	$6,707	$6,677	$6,334	$6,172	$6,078
Less:
Goodwill and intangible assets	659	661	664	666	669
Preferred stock	295	295	295	295	295
Total tangible common equity	5,753	5,721	5,375	5,211	5,114
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible common equity, net of tax	$5,755	$5,723	$5,377	$5,213	$5,116
Total assets	$80,934	$80,080	$80,581	$76,989	$70,862
Less: goodwill and intangible assets, net	659	661	664	666	669
Tangible assets	80,275	79,419	79,917	76,323	70,193
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible assets, net of tax	$80,277	$79,421	$79,919	$76,325	$70,195
Tangible common equity ratio (3)	7.2%	7.2%	6.7%	6.8%	7.3%
Common shares outstanding	110.1	110.1	110.2	110.2	109.5
Tangible book value per share, net of tax (3)	$52.27	$51.98	$48.79	$47.30	$46.72

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate the financial condition and capital strength of the Company.